UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 26, 2005 (August 22, 2005)

OVERLAND STORAGE, INC.

(Exact name of registrant as specified in its charter)

California	000-22071	95-3535285
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4820 Overland Avenue, San Diego, California 92123
(Address of principal executive offices, including zip code)

(858) 571-5555
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On August 22, 2005, the Board of Directors (the “Board”) of Overland Storage, Inc., a California corporation (the “Company”), declared a dividend distribution of one common stock purchase right (a “Right”) for each outstanding share of the Company’s voting common stock, no par value (the “Common Stock”), to shareholders of record at the close of business on August 25, 2005 (the “Record Date”), and with respect to shares of Common Stock (“Common Shares”) issued thereafter until the Distribution Date (as defined below) and, in certain circumstances (described below), with respect to Common Shares issued after the Distribution Date.  Except as set forth below, each Right, when it becomes exercisable, entitles the registered holder to purchase from the Company one-third of a Common Share, at a per-share purchase price of $37.00 in cash (the “Purchase Price”), subject to adjustment.  The description and terms of the Rights are as set forth in that certain Shareholder Rights Agreement, made and entered into as of August 22, 2005 (the “Rights Agreement”), by and between the Company and Wells Fargo Bank, N.A., as Rights Agent (the “Rights Agent”).

Initially, the Rights will attach to all Common Stock certificates representing shares then outstanding, and no separate certificates for Rights will be distributed. The Rights will separate from the Common Stock and a “Distribution Date” will occur ten days (or such longer time as the Board may determine) following the earlier to occur of (i) a public announcement or disclosure that a person or group of affiliated or associated persons (an “Acquiring Person”), other than certain exempt persons, has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of the Company’s Common Stock (the “Stock Acquisition Date”), except pursuant to a Permitted Acquisition (as defined below), or (ii) the commencement of, or announcement of an intention to make, by any person other than an exempt person, a tender offer or exchange offer (other than a Permitted Offer) which upon consummation would result in a person or group beneficially owning 15% or more of the outstanding shares of the Company’s Common Stock.

A “Permitted Offer” is a tender or exchange offer which is for all outstanding Common Shares at a price and on terms which a majority of certain members of the Board determines to be adequate and in the best interests of the Company and its shareholders (excluding the interests of such Acquiring Person and its affiliates and associates).

A “Permitted Acquisition” is the acquisition of Common Shares directly from the Company, including by way of a dividend or distribution on the Common Shares, or pursuant to a Permitted Offer.

Until the Distribution Date (or earlier redemption or expiration of the Rights), (i) the Rights will be represented by the Common Stock certificates and will be transferred with and only with such Common Stock certificates, (ii) new Common Stock certificates issued after the Record Date upon transfer or new issuance of Common Shares will contain a notation incorporating the Rights Agreement by reference, and (iii) the surrender for transfer of any certificates for Common Stock outstanding, even without such notation, will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

The Rights are not exercisable until the Distribution Date and will expire at the close of business on August 21, 2015, unless earlier redeemed or exchanged by the Company as described below.

As soon as practicable after the Distribution Date, separate certificates evidencing the Rights (“Rights Certificates”) will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date (other than to any Acquiring Person or any associate or affiliate thereof), and thereafter such separate Rights Certificates alone will represent the Rights.  Except as otherwise determined by the Company and except in connection with shares of Common Stock issued after the Distribution Date upon the exercise of employee stock options, under other employee stock benefit plans, or upon the exercise, conversion or exchange of warrants or convertible securities (other than Rights), only shares of Common Stock issued prior to the Distribution Date will be issued with Rights.

In the event any Person becomes an Acquiring Person, except pursuant to a Permitted Offer, also known as a “Section 11(a)(ii) Event”, each holder of a Right will thereafter have the right to receive, upon exercise, that number of Common Shares (or, in certain circumstances, other shares, equity or debt securities, cash or other assets of the Company) having a value equal to the Purchase Price divided by one-half of the Current Market Price (as defined in the Rights Agreement) of a Common Share at the date of the occurrence of the event.  Notwithstanding any of the foregoing, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by an Acquiring Person (or an Affiliate or Associate thereof) would be null and void.

In the event that, at any time following a Section 11(a)(ii) Event, (i) the Company merges or combines into or with any Acquiring Person, or any of its Affiliates, Associates or other related persons, or any other person if all shareholders of the Company are not treated alike, other than certain restructurings not resulting in any change of control of the Company, or (ii) 50% or more of the Company’s assets or earning power is sold or transferred in one or a series of related transactions, each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise at the initial exercise price of the Right, as adjusted except as a result of a Section 11(a)(ii) Event, that number of shares of common stock of the acquiring company which equals such exercise price divided by one-half of the current market price (as defined in the Rights Agreement) of such common stock at the date of the occurrence of the event. The events set forth in this paragraph and in the preceding two paragraphs are referred to as the “Triggering Events.”

The Company may at any time redeem the Rights in whole but not in part, at a redemption price of $0.001 per Right (payable in cash, Common Shares or other consideration deemed appropriate by the Board).  Immediately upon effectiveness of the redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the redemption price of the $0.001 per Right.

After the occurrence of a Section 11(a)(ii) Event, the Company may at any time exchange the Rights (other than Rights owned by an Acquiring Person, which would have become void), in whole or pro rata in part, at an exchange ratio of one-third of a Common Share, or one-third of an Equivalent Common Share (as defined in the Rights Agreement), per Right (subject to adjustment).  Immediately upon effectiveness of the exchange of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the appropriate number of Common Shares or Equivalent Common Shares per Right.

The Purchase Price payable, and the number of Common Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a dividend of Common Shares on, or a split, subdivision, combination, consolidation or reclassification of, the Common Shares, (ii) if holders of the Common Shares are granted certain rights, options or warrants to subscribe for or purchase Common Shares at, or securities convertible into Common Shares or Equivalent Common Shares with a conversion price, less than the then-current market price of the Common Shares, or (iii) upon the distribution to holders of the Common Shares of evidences of indebtedness, cash (excluding regular quarterly cash dividends), assets or of subscription rights or warrants (other than those referred to above).

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No fractional Common Shares will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Common Shares on the last trading date prior to the date of exercise.

All of the provisions of the Rights Agreement may be amended by the Board prior to the Distribution Date.  After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board in order to cure any ambiguity, defect or inconsistency, to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person and its affiliates and associates), or, subject to certain limitations, to shorten or lengthen any time period under the Rights Agreement.

Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including the right to vote or to receive dividends.  While the distribution of the Rights will not be taxable to shareholders or to the Company, shareholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Shares (or other consideration) of the Company or for shares of common stock of the acquiring company as set forth above.

A copy of the Rights Agreement is filed as Exhibit 4.1 to this report.  This summary description of the Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.

Item 3.03                                             Material Modifications to Rights of Security Holders.

See the disclosures set forth in Items 1.01 and 5.03 of this report and incorporated by reference herein.

Item 5.03                                             Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 22, 2005, the Board amended and restated the Company’s bylaws such that, for purposes of determining the shareholders of record with respect to a dividend or other distribution or any other lawful action (other than notice and voting at a meeting of shareholders or a written consent without a meeting), the Board may fix, in advance, a record date which may be on any date not more than 60 days prior to such dividend or action.  Before the amendment, the record date was required to be not more than 60 days nor less than 10 days prior to any such action.  A copy of the Company’s Amended and Restated Bylaws is attached as Exhibit 3.1 to this report and incorporated herein by reference.

Item 9.01                                             Financial Statements and Exhibits.

(c) Exhibits.

     The following exhibits are filed with this report:

Exhibit
Number	Description

3.1	Amended and Restated Bylaws dated August 22, 2005

4.1	Shareholder Rights Agreement dated August 22, 2005 between Overland Storage, Inc. and Wells Fargo Bank, N.A., as Rights Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

OVERLAND STORAGE, INC.

Date: August 26, 2005	By:	/s/ Vernon A. LoForti
Vernon A. LoForti
Vice President and Chief Financial Officer